UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2017

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California	90745-6209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 513-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

(a) On January 10, 2017, Ducommun Incorporated (the “Company”) and James S. Heiser, the Company’s vice president, general counsel and secretary, entered into a transition services letter agreement in the form attached hereto as Exhibit 99.1 (the “Letter Agreement”). Under the Letter Agreement, Mr. Heiser will provide transition support services to the Company for a period of three (3) months following his retirement (which is expected on April 1, 2017). The Company will continue to pay Mr. Heiser’s base salary in the amount of $358,849 per year and continue to provide medical, dental and vision insurance benefits for a period of thirteen (13) weeks following his retirement. Mr. Heiser will be considered an “employee” of the Company for purposes of continued vesting of stock options and restricted stock units for a period of one (1) year following his retirement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 10, 2017, James S. Heiser, the Company’s vice president, general counsel and secretary, announced his retirement effective April 1, 2017.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1 Transition Services Letter Agreement dated January 10, 2017 between Ducommun Incorporated and James S. Heiser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: January 16, 2017	By:	/s/ James S. Heiser
James S. Heiser
Vice President and General Counsel